UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant   ☒                                   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Magnum Opus Acquisition Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On February 15, 2022, the following communications were made available by Forbes, on Twitter:

ICYMI, this morning, @Forbes CEO @Mike_Federle joined @YahooFinance's Brian Sozzi <@BrianSozzi> and Julie Hyman <@juleshyman> to discuss Forbes’ expected public listing this quarter and @binance’s strategic investment. Watch it here: https://finance.yahoo.com/video/forbes-ceo-talks-binance-investment-165346395.html

On February 15, 2022, the following communications were made available by Michael Federle, Forbes’ Chief Executive Officer, on Twitter:

Today I spoke with @YahooFinance’s @BrianSozzi and Julie Hyman <@juleshyman>  about Forbes’ expected public listing this quarter. The strategic investment from @Binance is another sign of momentum as we head toward our public market debut.

Below is a transcript of the interview:

Forbes CEO Mike Federle joins Yahoo Finance Live to discuss the company's $200 million investment deal with cryptocurrency exchange Binance, digital publishing, the outlook for the media industry, and the company's SPAC plans.

Video Transcript

BRIAN SOZZI: Forbes has secured a $200 million investment from crypto platform Binance. The investment comes as Forbes eyes public markets in the first quarter via a SPAC transaction. Joining us now is Forbes CEO Mike Federle. Mike, good to see you again here.

Big transaction for Forbes. Why are you making this deal?

MIKE FEDERLE: Yeah, well, good to see you too, Brian. Well, it's part of our belief. You know, Forbes from the beginning has always been about giving people the knowledge, the resource, the inspiration the connections they need to achieve success. And what's going on with digital assets, I call it beyond crypto, with crypto, NFTs, blockchain technologies, the metaverse coming on.

We want very much to be the guide to-- or the bridge to understanding as this comes on and starts to make even bigger impacts on society and business.

JULIE HYMAN: Hey, Mike. It's Julie here. I think it's undeniable, right, the interest that we are seeing in crypto broadly in society. We've certainly talked about it a lot. I have to ask, though, about the deformation lawsuit from Binance against Forbes a couple of years ago after you guys published some stories that were critical of the company. So how do you go from that to then this business relationship and how have you guys sort of addressed that directly?

MIKE FEDERLE: Yeah. So they withdrew that lawsuit rather quickly, I think recognized the error of it. But going forward, it was a great demonstration of the importance of editorial independence.

And that is a cornerstone of Forbes' brand. And any investor coming into making an investment in Forbes knows that impinging upon that editorial-- the journalism or crossing that line is going to be a negative effect on their investment.

So in some ways, it's actually strengthened an understanding of media from Binance and from the industry. But more than that, I think, again, we're going to continue to write stories that are pro and con from different points of view based on what we believe. So in the end, I think that was actually a sign of strength going forward.

JULIE HYMAN: And certainly, there are a lot of various journalistic institutions that are owned by stakeholders who would have an interest in pushing coverage one way or the other. So to your point about journalistic independence, talk to me about the firewalls or what is sort of written into this deal to ensure that you guys are going to retain that independence?

MIKE FEDERLE: Well, you know, I've gone through a lot of large investors, mergers, acquisitions, over my career. And there have been various ways to deal with kind of creating defenses on the wall.

I actually don't think any of those are necessary myself, in that it's a black and white situation and very clear as to editorial independence is the cornerstone of the value of the brand. And anyone coming into that, anyone, again, making that investment or anyone looking at acquisitions has to recognize that doing anything to damage that or to try to influence that negatively is going to be a negative effect on their investment.

So for me, it's a simple problem or a simple thing that doesn't really exist. We know it's not going to happen on my watch. It's not going to happen on Randall Lane or managing editor's watch. And it hasn't happened for 104 years. So we feel confident that there's no problem there.

BRIAN SOZZI: Mike, how do you plan to use this money?

MIKE FEDERLE: Well, the money is part of the overall DSPAC and the SPAC process. So what we did-- we've already used it, I should say, in the sense of we've traded out-- when we first went out to raise the pipe on the SPAC, we had a target of about $175 million. And it was so oversubscribed, we capped it out at $400 million.

What this investment does is allow us to actually take out some of the institutional investors in the original $400 million, strengthening it with the $200 million from a very strategic investor. That's how we look at Binance as a very much strategic investor in achieving that kind of bridge I was talking about in terms of understanding and demystifying crypto and digital assets.

BRIAN SOZZI: Lastly, Mike, too, there was-- it's my understanding that a competing firm, GSV, has stepped up here with an offer of pretty close to the valuation of the company, $620 million. Have you heard from them recently and do you still see yourself being a public company in the first quarter?

MIKE FEDERLE: Yeah, we're very much on track as a public company. I know the GSV guys very well. They're all friends. And it's all part of-- Forbes has had many, many different people, companies from around the world and interest from around the world about investing in Forbes, buying Forbes outright.

We've chosen to go public via SPAC in that it leaves us with the most cash to do the things that we want to do, to really grow the enterprise, as we say, from-- to grow our business, which is relatively small compared to the giant outsized brand that is Forbes.

So it leaves us with cash to do that, as well as no debt in the deal. So we chose this route, and we're on track to close the deal by the end of the first quarter.

JULIE HYMAN: Mike, as you know, the SPAC environment has gotten tougher. And the other well-known media company that's recently come public through a SPAC is BuzzFeed. We see the stock chart there. It has not been a pretty story there in terms of how it's reacted.

Now, in terms of the SPAC that you guys are merging with, which is Magnum Opus, it's trading a little under $10. I'm just curious like given that environment, how you're thinking about when you guys are going public, you know, whether you need to brace yourself a little bit for that public market life.

MIKE FEDERLE: Well, there's no doubt I have to brace myself for public market life. And you know, and SPACs, yes, I mean it's no mystery that SPAC's been going-- people have been questioning SPACs. But I will tell you, we have some really strong indicators that we're very different than BuzzFeed.

And you just need to look at both the underlying financials, which can all be found in the proxy statement, as well as our restatement of forecasts that we did in the third quarter. We are a very solid business right now, significant revenue growth in the top line and big-- you know, EBITDA growth on the bottom line.

So we're already delivering a very good business. And the possibilities of growth in there, a lot of investors have seen. And now adding Binance as well, I think is a big boost and a good indicator of that is-- you know, in our analyst day next week, we've got over 30 analysts signed up, which is a really terrific number for a micro-cap coming out in the market for the first time.

So there's a lot of momentum, a lot of buzz around it. And you know, the markets will be the markets in the end. And we'll work with those as we see where the stock goes.

BRIAN SOZZI: Well, good luck at that analyst day. We await your first day of public company life. Forbes CEO Mike Federle. Good to see you as always.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Magnum Opus and Forbes. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including the timing of the proposed transaction, strategies or plans as they relate to the proposed transaction and Forbes’ future growth, are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Magnum Opus and Forbes believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Magnum Opus and Forbes cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there are risks and uncertainties relating to the proposed transaction, including those described in the preliminary proxy statement filed by Magnum Opus with the SEC and to be described in other documents that Magnum Opus will file with the SEC from time to time. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements in this communication include statements regarding the proposed transaction, including the timing and structure of the transaction, the proceeds of the transaction and the benefits of the transaction. Neither Magnum Opus nor Forbes can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including the ability to complete the business combination due to the failure to obtain approval from Magnum Opus’s shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the business combination, the amount of redemption requests made by Magnum Opus’s public shareholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those included under the heading “Risk Factors” in the proxy statement filed by Magnum Opus with the SEC and those included under the heading “Risk Factors” in the Magnum Opus’s final prospectus relating to its initial public offering dated March 23, 2021 and other filings with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Magnum Opus, Forbes, their respective directors, officers or employees or any other person that Magnum Opus and Forbes will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Magnum Opus and Forbes as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Magnum Opus and Forbes may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Magnum Opus or Forbes as of any date subsequent to the date of this communication.

Important Information and Where to Find It

In connection with the proposed transaction, Magnum Opus has filed a preliminary proxy statement and plans to file a definitive proxy statement with respect to the shareholders meeting of Magnum Opus to vote on the proposed transaction. Shareholders of Magnum Opus and other interested persons are encouraged to read the preliminary proxy statement, any amendments thereto and the definitive proxy statement as well as other documents to be filed with the SEC because these documents contain, or will contain, important information about Magnum Opus, Forbes and the proposed transaction. The definitive proxy statement will be mailed to shareholders of Magnum Opus as of a record date to be established for voting on the proposed transaction. Once available, shareholders of Magnum Opus will also be able to obtain a copy of the proxy statements and other documents filed with the SEC without charge, by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong. The preliminary and definitive proxy statements can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Magnum Opus and Forbes and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Magnum Opus and their ownership is set forth in Magnum Opus’s filings with the SEC, including its final prospectus relating to its initial public offering dated March 23, 2021. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Magnum Opus shareholders in connection with the potential transaction is set forth in the preliminary proxy statement and will be set forth in the definitive proxy statement when it is filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Magnum Opus or Forbes, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.